Exhibit 99.1

Constant Contact Announces First Quarter 2015 Financial Results

Revenue of $90.4 million increased 15% year-over-year; adjusted EBITDA of $14.7 million increased 34% year-over-year

WALTHAM, MA – April 30, 2015 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than 600,000 small organizations create and grow relationships with their customers through a suite of online marketing tools, today announced its financial results for the first quarter ended March 31, 2015.

“We were disappointed with the mixed results for the quarter, as revenue came in below expectations while profitability was better than expected,” said Gail Goodman, chief executive officer of Constant Contact. “In the quarter we didn’t deliver an acceleration in customer additions as expected, which resulted in missing our revenue goal. Given the current trends, we are adjusting down our revenue plans for the remainder of the fiscal year.”

“We are confident in our strategy for an integrated marketing suite for small businesses and organizations,” continued Goodman. “However, it is clear that we need to execute better. We have a framework to deliver sustainable revenue growth of greater than 20 percent, coupled with profit margins greater than 20 percent, and while disappointed by the near term setback, we are confident in our ability to deliver on this goal over time.”

First Quarter 2015 Financial Metrics

•	Revenue was $90.4 million, an increase of 14.6% compared to revenue of $78.9 million for the comparable period in 2014.

•	Gross margin was 73.0%, compared to 72.5% for the comparable period in 2014.

•	Adjusted EBITDA was $14.7 million, compared to adjusted EBITDA of $11.0 million for the comparable period in 2014. Adjusted EBITDA margin was 16.2%, compared to 13.9% for the comparable period in 2014.

•	GAAP net income was $3.6 million, or $0.11 per diluted share, compared to GAAP net income of $850 thousand, or $0.03 per diluted share, for the comparable period in 2014.

•	Non-GAAP net income was $7.4 million, compared to non-GAAP net income of $5.0 million for the comparable period in 2014. Non-GAAP net income per diluted share was $0.22 per share, compared to $0.16 per share for the comparable period in 2014.

•	Cash flow from operations was $20.2 million, compared to $11.1 million for the comparable period in 2014.

•	Capital expenditures were $5.3 million, compared to $5.9 million for the comparable period in 2014.

•	Free cash flow was $15.0 million, compared to $5.2 million for the comparable period in 2014.

•	The company had $179.1 million in cash, cash equivalents and marketable securities at March 31, 2015, compared to $162.6 million at December 31, 2014.

Operating Metrics

•	Added 55,000 gross new unique customers in the first quarter compared to 55,000 in the fourth quarter of 2014 and 50,000 in the first quarter of 2014. (*)

•	Ended the first quarter with 645,000 unique customers, an increase from 635,000 unique customers at the end of the fourth quarter of 2014 and 605,000 unique customers at the end of the first quarter of 2014. (*)

•	Average monthly revenue per unique customer (ARPU) in the first quarter was $47.09, up from $43.82 in the comparable period in 2014, and $46.59 in the fourth quarter of 2014.

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the first quarter.

(*)	Unique customers are rounded to the nearest 5,000. We define unique customers as customers of all of our products and services, inclusive of both subscription and transaction-based products. Transactional customers are included in the customer count for the period if they transacted within the prior 12-month period. A customer of multiple products and services is counted as one unique customer.

Other Recent Highlights

•	Announced a strategic partnership with Endurance International Group to provide Constant Contact’s email marketing tools to Endurance subscribers. Through the partnership, Endurance subscribers can seamlessly access and purchase Constant Contact offerings, providing them with a full suite of marketing tools such as email marketing, list building, contact management and social media tools, from within the Endurance web-hosting platform.

•	Constant Contact was selected as the preferred email marketing vendor by the International Franchise Association (IFA), the oldest and largest worldwide franchising organization. Expanding the scope of an existing partnership, Constant Contact will offer email and other online marketing solutions along with marketing campaign education programs to the IFA and its members, including franchisees, franchisors and suppliers.

•	Added Monica Sullivan as vice president of acquisition marketing. Monica leads a team that has direct responsibility for creating the demand for Constant Contact’s solutions, ensuring a consistent web presence that engages small businesses and non-profits and drives Constant Contact’s brand look and feel. Monica previously held marketing leadership positions at d50 Media, Digitas and Caesars Entertainment.

•	Added Piyum Samaraweera as vice president of product management. Piyum leads a team focused on identifying customer needs, developing new features and products and enhancing existing product functionality. Piyum previously held product leadership positions at Sophos, Carbonite and Intuit.

•	Added Scott Goldberg as vice president of sales at SinglePlatform, to develop and scale the overall sales organization, as well as provide leadership for the inside sales, transactional sales and enterprise sales teams. Scott comes to SinglePlatform with over 15 years of national sales leadership experience, having spent time at Sage and ADP.

“The underlying trends coming out of 2014 suggested a path to accelerating revenue growth for the year. However, during the first quarter we experienced unexpected headwinds,” said Harpreet Grewal, chief financial officer of Constant Contact. “While we are adjusting down our revenue guidance for 2015, we are raising guidance for full year profit margins as well as our full year free cash flow expectations. We are committed to getting back on the track of consistent, reliable execution, and remain committed to driving accelerating revenue growth over time, while continuing to expand margins and generate higher cash flow.”

Business Outlook

Based on information available as of April 30, 2015, Constant Contact is issuing guidance for the second quarter and full year 2015 as follows:

Second Quarter 2015:

Current Guidance (4/30/2015)
Total revenue	$91.5 m - $92.0 m
Adjusted EBITDA margin	15.5% - 16.0%
Adjusted EBITDA	$14.2 m - $14.7 m
Stock-based compensation expense	$5.0 m
GAAP net income	$1.7 m - $2.0 m
GAAP net income per share	$0.05 - $0.06
Non-GAAP net income per share*	$0.21 - $0.22
Diluted weighted average shares outstanding	33.1 m

Full Year 2015:

	Prior Guidance (1/29/2015)	Current Guidance (4/30/2015)
Total revenue	~$388 m	$371.0 m - $377.0 m
Adjusted EBITDA margin	~19.6%	19.6% - 20.0%
Adjusted EBITDA	~$75.9 m	~$73.0 m - $75.0 m
Stock-based compensation expense	~$18.5 m	$18.5 m
GAAP net income	~$19.3 m	$17.7 m - $19.4 m
GAAP net income per share	~$0.58	$0.53 - $0.59
Non-GAAP net income per share*	~$1.38	$1.29 - $1.38
Diluted weighted average shares outstanding	33.5 m	33.2 m
Estimated effective tax rate	40%	40%
Estimated cash tax rate	12% - 15%	12% - 15%

*	Non-GAAP net income per share calculated using an estimated cash tax rate.

Non-GAAP Financial Measures and Other Financial Information

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is a non-GAAP financial measure that is defined as GAAP net income before income taxes, interest and other income (expense), net, depreciation and amortization, stock-based compensation, and litigation contingency accruals. Adjusted EBITDA margin is a non-GAAP financial measure that is calculated by dividing adjusted EBITDA by revenue.

Non-GAAP net income is a non-GAAP financial measure that is defined as GAAP net income before the non-cash portion of income taxes, stock-based compensation expense, and litigation contingency accruals. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by dividing non-GAAP net income by the weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to be paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining certain components of executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA, adjusted EBITDA margin and non-GAAP net income is that these non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, these non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents these non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact first quarter 2015 financial results conference call
When:	Thursday, April 30, 2015
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/ (live and replay)

Live and replay conference ID code: 20285592

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact introduced the first email marketing tool for small businesses, nonprofits, and associations in 1998. Today, the company helps more than 600,000 customers worldwide find marketing success through the only all-in-one online marketing platform for small organizations. Anchored by our world-class email marketing tool, the Constant Contact Toolkit™ helps small businesses drive repeat business and find new customers. It features multi-channel marketing campaigns (newsletters/announcements, offers/promotions, online listings, events/registration, and feedback) combined with shared content, contacts, and reporting; free award-winning coaching and product support; and integrations with critical business tools – all from a single login. The company’s extensive network of educators, consultants/resellers, technology providers, franchises, and national associations offer further support to help small organizations succeed and grow. Through its Innovation Loft, Constant Contact is fueling the next generation of small business technology.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s strategy for offering an integrated marketing suite for smaller businesses and organizations, the company’s long-term goal of delivering sustained revenue growth greater than 20% and profitability margins greater than 20%, free cash flow expectations and the financial guidance for the second quarter of 2015 and the full year 2015, including higher guidance on profit margins. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “suggest,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions that are not statements of historical fact are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, the success of Constant Contact Toolkit, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new offerings or enhancements to existing products and integrate its products in an effective manner, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014

Revenue	$90,417	$78,874
Cost of revenue	24,431	21,727

Gross profit	65,986	57,147

Operating expenses:
Research and development	13,825	13,074
Sales and marketing	36,068	32,800
General and administrative	11,793	10,120

Total operating expenses	61,686	55,994

Income from operations	4,300	1,153

Interest income and other income (expense), net	(57)	23

Income before income taxes	4,243	1,176

Income tax expense	(693)	(328)

Net income	$3,550	$848

Net income per share:
Basic	$0.11	$0.03
Diluted	$0.11	$0.03

Weighted average shares outstanding used in computing per share amounts:
Basic	32,091	31,289
Diluted	33,658	32,442

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2015	2014

Net income	$3,550	$848

Income tax expense	693	328
Interest income and other (income) expense, net	57	(23)
Depreciation and amortization	6,053	5,911
Stock-based compensation expense	4,304	3,914

Adjusted EBITDA	$14,657	$10,978

Divide by:
Revenue	$90,417	$78,874

Adjusted EBITDA margin	16.2%	13.9%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014

Net income	$3,550	$848

Non-cash portion of income tax expense (benefit)	(456)	277
Stock-based compensation expense	4,304	3,914

Non-GAAP net income	$7,398	$5,039

Non-GAAP net income per share: diluted	$0.22	$0.16

Weighted average shares outstanding used in computing per share amounts	33,658	32,442

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2015	2014

Net cash provided by operating activities	$20,221	$11,091

Subtract:
Acquisition of property and equipment	5,250	5,929

Free cash flow	$14,971	$5,162

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2015	2014

Cash flows from operating activities
Net income	$3,550	$848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,053	5,911
Amortization of premiums on investments	84	55
Stock-based compensation expense	4,304	3,914
Provision for bad debts	(1)	5
Deferred income taxes	—	—
Income tax benefit from the exercise of stock options	(1,180)	(226)
Taxes paid related to net share settlement of restricted stock units	(373)	(751)
Change in operating assets & liabilities:
Accounts receivable	71	39
Prepaid expenses and other current assets	115	(1,463)
Other assets	343	(13)
Accounts payable	1,977	(264)
Accrued expenses	3,070	1,064
Deferred revenue	2,310	2,070
Other long-term liabilities	(102)	(98)

Net cash provided by operating activities	20,221	11,091

Cash flows from investing activities
Purchases of marketable securities	(16,014)	(15,963)
Proceeds from maturities of marketable securities	18,250	12,865
Acquisition of property and equipment	(5,250)	(5,929)

Net cash used in investing activities	(3,014)	(9,027)

Cash flows from financing activities
Exercise of stock options and warrants	9,396	2,290
Income tax benefit from the exercise of stock options	1,180	226
Repurchase of common stock	(9,000)	—

Net cash provided by financing activities	1,576	2,516

Effects of exchange rates on cash and cash equivalents	(6)	1

Net increase in cash and cash equivalents	18,777	4,581
Cash and cash equivalents, beginning of period	104,301	82,478

Cash and cash equivalents, end of period	$123,078	$87,059

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	$68	$50
Acquisition of property and equipment included in accounts payable and accrued expenses	2,755	—

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	March 31,	December 31,
	2015	2014

Assets
Current assets
Cash and cash equivalents	$123,078	$104,301
Marketable securities	56,019	58,321
Accounts receivable, net	195	265
Prepaid expenses and other current assets	11,785	10,723

Total current assets	191,077	173,610

Property and equipment, net	44,320	43,739
Restricted cash	1,300	1,300
Goodwill	95,505	95,505
Acquired intangible assets, net	1,676	2,160
Deferred tax assets	4,658	4,658
Other assets	1,550	1,893

Total assets	$340,086	$322,865

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,377	$4,703
Accrued expenses	14,435	12,230
Deferred revenue	40,148	37,838

Total current liabilities	62,960	54,771

Other long-term liabilities	3,681	3,783

Total liabilities	66,641	58,554

Stockholders’ Equity
Common stock	322	319
Additional paid-in capital	255,164	249,599
Accumulated other comprehensive income (loss)	6	(10)
Retained earnings	17,953	14,403

Total stockholders’ equity	273,445	264,311

Total liabilities and stockholders’ equity	$340,086	$322,865